UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

AUGUST 29, 2006
Date of Report (Date of earliest event reported)

MADISON EXPLORATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51302	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Seymour Street, Suite 807, Vancouver, British Columbia, Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

(604) 974-0568
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02       Termination of a Material Definitive Agreement.

Effective on August 29, 2006, Madison Explorations, Inc. (the "Company") provided notification of its determination to terminate its prior right and option to acquire an 80% interest in and to those certain mineral claims (collectively, the "Property") which were the subject of that certain and prior "Mineral Property Agreement", originally dated as at April 16, 2004 as amended on September 1, 2005 (collectively, the "Agreement"), as originally entered into with each of Dr. Joseph Montgomery and Mr. Frankie Fu (as the "Optionors") and as assigned to the Company, with the consent of the Optionors, by Messrs. Haskins and Stunder in that instance (the formal "Termination of the Agreement").

The Company's decision to terminate the Agreement was based on its determination that the recent drill program undertaken by the Company on a property adjacent to the subject Property mineral interests resulted in information and results which, in its view, did not meet with previous expectations and past results and research provided to the Company and, in any event, and again in the Company's view, did not warrant further work by the Company.

As a consequence of the Termination of the Agreement the Company is of the view that it has no further obligations to the Optionors under the Agreement, or otherwise, or in respect of the Property.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MADISON EXPLORATIONS, INC.
DATE: September 5, 2006.	By: "Kevin M. Stunder" ___________________________________ Kevin M. Stunder President, Chief Executive Officer, Principal Executive Officer and a director

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